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                                                                    EXHIBIT 20.1

                FNBC Credit Card Master Trust
            Excess Spread Analysis - October 2001


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Series                                           1997-1
Deal Size                                       $300 MM
Expected Maturity                              08/15/02
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Yield                                            18.95%
Less:  Coupon                                     5.97%
       Servicing Fee                              1.50%
       Gross Credit Losses                        5.33%
Excess Spread:
       October-01                                 6.16%
       September-01                               5.33%
       August-01                                  7.12%
Three month Average Excess Spread                 6.20%

Delinquencies:
       30 to 59 Days                              1.39%
       60 to 89 Days                              0.79%
       90 + Days                                  1.29%
       Total                                      3.47%

Payment  Rate:                                   13.24%